Exhibit 25

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

225 Liberty Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

General Dynamics Corporation

(Exact name of obligor as specified in its charter)

Delaware	13-1673581
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

2941 Fairview Park Drive, Suite 100 Falls Church, Virginia	22042-4513
(Address of principal executive offices)	(Zip code)

TABLE OF ADDITIONAL REGISTRANTS

Exact name of Registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.	Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices
American Overseas Marine Company, LLC	Delaware	43-1273477	100 Newport Avenue Extension Quincy, Massachusetts 02171

Bath Iron Works Corporation	Maine	39-1343528	700 Washington Street Bath, Maine 04530

Electric Boat Corporation	Delaware	51-0369496	75 Eastern Point Road Groton, Connecticut 06340-4989

General Dynamics Government Systems Corporation	Delaware	16-1190245	2941 Fairview Park Drive, Suite 100 Falls Church, Virginia 22042-4513

General Dynamics Land Systems Inc.	Delaware	54-0582680	38500 Mound Road Sterling Heights, Michigan 48310-3268

General Dynamics Ordnance and Tactical Systems, Inc.	Virginia	06-1458069	11399 16th Court North, Suite 200 St. Petersburg, Florida 33716

General Dynamics-OTS, Inc.	Delaware	54-1828437	11399 16th Court North, Suite 200 St. Petersburg, Florida 33716

Gulfstream Aerospace Corporation	Delaware	13-3554834	500 Gulfstream Road Savannah, Georgia 31408

National Steel and Shipbuilding Company	Nevada	95-2076637	P.O. Box 85278 San Diego, California 92186-5278

Debt Securities

and Guarantees of Debt Securities

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of the Department of Financial Services of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation	550 17th Street, NW Washington, D.C. 20429

The Clearing House Association L.L.C.	100 Broad Street New York, N.Y. 10004

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4.	A copy of the existing By-laws of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-207042).

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-188382).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Woodland Park, and State of New Jersey, on the 20th day of March, 2018.

THE BANK OF NEW YORK MELLON

By:	/s/ Laurence J. O’Brien
	Name:	Laurence J. O’Brien
	Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of 225 Liberty Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business December 31, 2017, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar amounts in thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	4,671,000
Interest-bearing balances	103,042,000
Securities:
Held-to-maturity securities	40,315,000
Available-for-sale securities	75,943,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	14,998,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases held for investment	29,491,000
LESS: Allowance for loan and lease losses	133,000
Loans and leases held for investment, net of allowance	29,358,000
Trading assets	3,358,000
Premises and fixed assets (including capitalized leases)	1,388,000
Other real estate owned	4,000
Investments in unconsolidated subsidiaries and associated companies	585,000
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	6,390,000
Other intangible assets	834,000

Other assets	16,419,000

Total assets	297,305,000

LIABILITIES
Deposits:
In domestic offices	127,898,000
Noninterest-bearing	77,656,000
Interest-bearing	50,242,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	121,992,000
Noninterest-bearing	5,485,000
Interest-bearing	116,507,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	4,917,000
Securities sold under agreements to repurchase	1,401,000
Trading liabilities	2,775,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	4,542,000
Not applicable
Not applicable
Subordinated notes and debentures	515,000
Other liabilities	6,284,000

Total liabilities	270,324,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	10,764,000
Retained earnings	15,872,000
Accumulated other comprehensive income	-1,140,000
Other equity capital components	0
Total bank equity capital	26,631,000
Noncontrolling (minority) interests in consolidated subsidiaries	350,000
Total equity capital	26,981,000

Total liabilities and equity capital	297,305,000

I, Michael Santomassimo, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Michael Santomassimo

Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Charles W. Scharf Samuel C. Scott Joseph J. Echevarria	Directors